EXHIBIT 23
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                    AUDITORS' CONSENT AND REPORT ON SCHEDULES
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Audit Committee, Board of Directors and
Stockholders
Photo Control Corporation



We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Photo Control Corporation for the year ended December 31, 2002, of our report, dated January 17, 2003, appearing in the Company's 2002 Annual Report to Shareholders. We also consent to the incorporation by reference of such report in the registration statements on Form S-8 for the Photo Control Stock Option Plan.

In the course of our audit of the financial statements referred to in our report, dated January 17, 2003, included in the Company's 2002 Annual Report to Shareholders, we also audited the supporting schedule listed in Item 14(a)(2) of this Annual Report on Form 10-K. In our opinion, the schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



Minneapolis, Minnesota                            Virchow Krause, & Company ,LLP
January 17, 2003





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